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                                                                    Exhibit 99.3

                                     PROXY

                              ECLIPSYS CORPORATION

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECLIPSYS
                                  CORPORATION
                  FOR THE SPECIAL MEETING ON DECEMBER 30, 1998

    The undersigned, having read the Notice of Special Meeting of Stockholders of Eclipsys Corporation to be held on December 30, 1998, at 10:00 a.m. local time (the "Special Meeting") and the related Joint Proxy Statement/Prospectus, hereby appoints Harvey J. Wilson, Robert J. Vanaria and T. Jack Risenhoover, II, and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of Eclipsys Corporation Voting Common Stock which the undersigned may be entitled to vote at the Special Meeting, and at any adjournment or postponement thereof, as follows on the reverse side.

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
                                               CONTINUED AND TO BE SIGNED
    SEE REVERSE SIDE                                ON REVERSE SIDE.                                 SEE REVERSE SIDE
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[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

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
    1. Approval of the issuance of shares of Eclipsys                 FOR                AGAINST              ABSTAIN
Corporation Common Stock, par value $.01 per share                    [ ]                  [ ]                  [ ]
("Eclipsys Voting Common Stock"), as contemplated by the
Agreement and Plan of Merger, dated October 29, 1998 (the
"Merger Agreement") among Eclipsys Corporation (the
"Company"), Exercise Acquisition Corp., a Massachusetts
corporation and a wholly owned subsidiary of the Company
("Sub"), and Transition Systems, Inc., a Massachusetts
corporation ("TSI"). The Merger Agreement provides that,
among other things, (a) Sub will be merged with and into
TSI, with TSI being the surviving corporation and becoming a wholly owned subsidiary of the Company, and (b) each
outstanding share of Voting and Non-Voting Common Stock of
TSI, par value $.01 per share, will be converted into the
right to receive 0.525 shares of Eclipsys Voting Common
Stock.
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    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

    The undersigned hereby revokes any proxy to vote said shares previously given and acknowledges receipt of the Notice of the Special Meeting and the Joint Proxy Statement/Prospectus, dated December 4, 1998. Attendance of the undersigned at the Special Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

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
                                         MARK HERE FOR         [ ]           MARK HERE IF         [ ]
                                         ADDRESS CHANGE                      YOU PLAN TO
                                        AND NOTE AT LEFT                  ATTEND THE MEETING

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
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NOTE: Please sign this Proxy EXACTLY as your name(s) appear(s) on it. Joint owners must each sign personally. If you are signing in a capacity such as Attorney, Executor, Administrator, Guardian or Trustee, please print such title below your signature and attach evidence of your authority to sign in such capacity. If the stockholder is a corporation, a duly authorized officer or officers should sign the full corporate name and their name and title, affix the corporate seal and attach a certified copy of the resolution or bylaw evidencing authority.

Signature: ____ Date: Signature: ____ Date:

    PLEASE COMPLETE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.